Exhibit 99.1

NEWS	FOR IMMEDIATE RELEASE

THE FIRST AMERICAN CORPORATION REPORTS

FINANCIAL RESULTS FOR THE FIRST QUARTER OF 2007

—Reports Earnings per Diluted Share of 84 Cents—

SANTA ANA, Calif., May 3, 2007 – The First American Corporation (NYSE: FAF), America’s largest provider of business information, today announced financial results for the first quarter ended March 31, 2007.

Revenues rose to $2.1 billion in the first quarter of 2007, up 6 percent from $2.0 billion in the first quarter of 2006. Net income increased 24 percent, to $83.8 million, in the first quarter of 2007 compared with $67.8 million in last year’s first quarter. Earnings per diluted share grew to 84 cents in the first quarter of 2007, up 22 percent from 69 cents per diluted share in the first quarter of last year. Included in the current quarter were net realized gains of 25 cents per diluted share, offset, in part, by expenses of 4 cents per diluted share related to the resignation of First Advantage’s former chief executive officer and 5 cents per diluted share related to other asset write downs. Excluding these items, earnings per diluted share were 68 cents in the first quarter of 2007, down 1 cent per diluted share, compared with the prior year’s first quarter.

“First American generated improved revenues and earnings this quarter, despite a slowing of the residential resale real estate market,” stated Parker S. Kennedy, chairman and chief executive officer of The First American Corporation. “Although our earnings increased relative to last year, our performance was mixed. The Property Information and First Advantage segments experienced good organic revenue growth, while the Title segment experienced a decline in profitability.

“During the first quarter, our Financial Services business group, which is made up of our Title segment and our Specialty Insurance segment, saw a decline in revenues of 1 percent. Our Title segment, which is transitioning from a regional organizational structure to one which is more centralized, experienced a decline in pretax margins relative to last year’s first quarter. The first quarter of the year is typically the most difficult for the Title segment, and this quarter’s results were also hampered by an increase in the claims provision. However, we feel the Title segment is making progress towards its goal of centralization and subsequent cost reductions.

“Our Information Technology business group, comprised of our Mortgage Information, Property Information and First Advantage reporting segments, performed well. Operating revenues for the quarter were $542.2 million, up 17 percent, compared with the first quarter of 2006. Profits for the first quarter of 2007 benefited from a gain resulting from the merger of the company’s Real

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First American Reports Financial Results for the First Quarter 2007

Estate Solutions (RES) division with CoreLogic Systems, Inc. (CoreLogic). Excluding this gain, pretax profits in the Information Technology business still improved in the first quarter compared with last year.”

Segment Review

Title Insurance. During the first quarter of 2007, operating revenues in the Title segment declined 2 percent to $1.40 billion from $1.43 billion in the same quarter in 2006, a result of the timing of agency remittances and the declining average revenue per title order closed during the quarter. Average revenue per direct title order declined by 5 percent to $1,541, a result of an increase in the sale of title policies related to mortgage refinances and defaults, as compared with title orders related to purchase transactions. The company’s direct operations closed 458,900 title orders for the first quarter of 2007, an increase of 8 percent when compared with 426,000 title orders closed in the first quarter of 2006.

Direct premiums made up approximately 50.7 percent of the total title premiums for the first quarter of 2007, compared with 48.5 percent in the same quarter of 2006. This shift in mix is primarily the result of timing of agency remittances.

Improvements in treasury practices resulted in a 16 percent increase in investment income during the first quarter of 2007, to $44.7 million, or 3.1 percent of revenue, up from $38.4 million, or 2.6 percent of revenue, in the prior year, an improvement in pretax margin of 48 basis points.

Total expenses declined by less than 1 percent in the first quarter of 2007, compared with the same period in 2006. Salary and other personnel costs declined by 4 percent, compared with the first quarter of 2006, but was partially offset by an increase in other operating expenses, including a write-off of certain agency receivables and expenses associated with the “Road Home” program, a governmental program related to recovery efforts for victims of Hurricane Katrina. Additionally, the company increased its loss provision for claims during the quarter to 6.9 percent of operating revenues, due to adverse claims development for policy years 2004, 2005 and 2006. In the first quarter of last year, the provision for claims was 5.2 percent. As a consequence, pretax profits declined 29 percent, to $56.0 million, in the first quarter of 2007, versus the prior year’s first quarter.

Specialty Insurance. Total revenues at First American’s Specialty Insurance segment, which sells home warranty contracts and homeowner’s insurance, grew 3 percent in the first quarter of 2007, compared with the first quarter of 2006, to $80.6 million. Pretax profits were essentially flat in the first quarter of this year at $12.0 million, compared with the first quarter last year. Pretax margins were 14.8 percent in the first quarter of 2007, down 46 basis points from last year, due in part to a higher claims provision in the company’s home warranty business.

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First American Reports Financial Results for the First Quarter 2007

Mortgage Information. The Mortgage Information segment, which is engaged in the flood certification, real estate tax monitoring and default businesses, experienced a 4 percent decline in revenue, to $130.9 million, in the first quarter of 2007, compared with $136.6 million in the first quarter of 2006. Expense controls and the expansion and improvement of the default business within this segment contributed to the segment’s increase in pretax profits during the quarter, which increased 3 percent, to $29.2 million, from $28.5 million in the first quarter of 2006. Pretax profit margins improved 147 basis points during the first quarter of 2007, to 22.3 percent, relative to 20.9 percent in the first quarter of 2006.

Property Information. During the first quarter of 2007, the Property Information segment grew its total revenues 99 percent versus the first quarter of 2006. Pretax profits increased 285 percent in the first quarter of 2007, compared with the first quarter last year.

Excluding realized gains and losses, in the first quarter of 2007, the Property Information segment grew its operating revenues 47 percent and pretax profits 50 percent, compared with the first quarter of 2006. The Property Information segment’s operating revenues were positively affected by an increase in its appraisal business, which grew by more than 100 percent, in addition to incremental revenues from two months of operations for CoreLogic.

First Advantage. During the first quarter of 2007, First Advantage Corporation (NASDAQ: FADV) increased its service revenues 11 percent, compared with the first quarter of 2006. Pretax profits decreased $4.3 million, compared with the first quarter of last year. Included in the first quarter of 2007 results were compensation-related expenses of $8.0 million (pretax) related to the resignation of First Advantage’s former chief executive officer and the execution of a transition agreement setting forth the terms of his resignation. First American owns, directly and indirectly, shares of Class B common stock, representing a 76 percent economic interest in First Advantage.

Share Repurchase Program

As of April 30, 2007, year-to-date the company repurchased and retired 1.1 million shares of its common stock at a total cost of $55.6 million. Under the share repurchase program, which has no expiration date, the company has the authority to repurchase additional shares totaling $310.7 million.

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First American Reports Financial Results for the First Quarter 2007

Outlook

Management’s outlook for 2007 contemplates a continued slowdown in housing activity and an increase in defaults and foreclosures. The company’s title, tax monitoring and flood certification businesses may experience a slower level of revenue growth given the housing slowdown. Given this outlook, management of these businesses will focus on expense management. The company expects 2007 to be a transition year, as actions are taken to improve the company’s pretax margins in future years.

Teleconference/Webcast

First American’s first quarter results will be discussed in more detail on Thursday, May 3, 2007, at 11 a.m. EDT, via teleconference. The dial-in number is (888) 955-3516 and the pass code is FIRST AMERICAN. The live audio webcast of the call and copies of the slide presentation will be available on First American’s Web site at www.firstam.com/investor. An audio replay of the conference call will be available through May 10, 2007, by dialing (203) 369-3279. An audio archive of the call will also be available for replay on First American’s Web site.

About First American

The First American Corporation (NYSE: FAF), a FORTUNE 500® company that traces its history to 1889, is America’s largest provider of business information. First American combines advanced analytics with its vast data resources to supply businesses and consumers with valuable information products to support the major economic events of people’s lives, such as getting a job, renting an apartment, buying a car or house, securing a mortgage and opening or buying a business. The First American Family of Companies, many of which command leading market share positions in their respective industries, operate within five primary business segments, including: Title Insurance and Services, Specialty Insurance, Mortgage Information, Property Information and First Advantage. With revenues of approximately $8.5 billion in 2006, First American has approximately 2,100 offices throughout the United States and abroad. More information about the company and an archive of its press releases can be found at www.firstam.com.

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First American Reports Financial Results for the First Quarter 2007

Forward-Looking Statements

Certain statements made in this press release, including those related to housing activity; defaults and foreclosures; the company’s title, tax monitoring and flood certification businesses; and 2007 as a transition year, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These and other forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” and other similar words and phrases. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: interest rate fluctuations; changes in the performance of the real estate markets; limitations on access to public records and other data; general volatility in the capital markets; changes in applicable government regulations; heightened scrutiny by legislators and regulators of the company’s Title Insurance and Services segment and certain other of the company’s businesses; consolidation among the company’s significant customers and competitors; changes in the company’s ability to integrate businesses which it acquires; systems interruptions and intrusions; the company’s inability to realize the benefits of its offshore strategy; product migration; and other factors described in Part I, Item 1A of the company’s annual report on Form 10-K for the year ended Dec. 31, 2006, as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

(Additional Financial Data Follows)

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First American Reports Financial Results for the First Quarter 2007

Summary of Financial Results and Selected Information

(in thousands, except per share amounts and title orders)

(unaudited)

	For the Three Months Ended March 31
	2007		2006
			(as restated)
Total revenues	$2,114,100		$2,003,184
Income before income taxes and minority interests	$180,418		$135,030
Income taxes	$59,439		$48,600
Minority interests	$37,192		$18,630
Net income	$83,787		$67,800
Net income per share:
Basic	$0.87		$0.71
Diluted	$0.84		$0.69
Weighted average shares outstanding:
Basic	96,749		95,860
Diluted	99,144		98,687

Title orders opened	715,500	(A)	589,200

Title orders closed	458,900	(A)	426,000

Book value per share	$33.60		$33.19

(A)	Includes 35,300 title orders opened and 900 title orders closed associated with a government program established to help Louisiana residents recover from the impact of Hurricane Katrina. The program has been modified by the government, and the company does not anticipate this order volume to continue.

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First American Reports Financial Results for the First Quarter 2007

Condensed Consolidated Balance Sheets

(in thousands, except share data)

(unaudited)

	March 31 2007	December 31 2006
Assets
Cash and cash equivalents	$1,103,289	$1,404,884

Accounts and accrued income receivable, net	598,352	557,957

Investments:
Deposits with savings and loan associations and banks	112,713	111,875
Debt securities	1,266,393	1,185,915
Equity securities	53,735	53,988
Other long-term investments	583,198	578,738

	2,016,039	1,930,516

Loans receivable, net	109,436	101,641

Property and equipment, net	771,172	741,691

Title plants and other indexes	602,482	585,794

Deferred income taxes	142,968	43,890

Goodwill, net	2,517,015	2,307,384

Other intangible assets, net	344,111	275,992

Other assets	259,798	274,536

	$8,464,662	$8,224,285

Liabilities and Stockholders’ Equity
Demand deposits	$696,444	$806,326
Accounts payable and accrued liabilities	1,047,887	1,045,146
Deferred revenue	734,817	753,466
Reserve for known and incurred but not reported claims	970,741	936,989
Income taxes payable	67,118	20,265
Notes and contracts payable	936,920	847,991
Deferrable interest subordinated notes	100,000	100,000

	4,553,927	4,510,183

Minority interests in consolidated subsidiaries	658,998	512,049

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $1 par value
Authorized—500,000 shares; outstanding—none
Common stock, $1 par value
Authorized—180,000,000 shares
Outstanding—96,789,000 and 96,484,000 shares	96,789	96,484
Additional paid-in capital	973,902	983,421
Retained earnings	2,351,816	2,297,432
Accumulated other comprehensive loss	(170,770)	(175,284)

	3,251,737	3,202,053

	$8,464,662	$8,224,285

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First American Reports Financial Results for the First Quarter 2007

Condensed Consolidated Statement of Income and Comprehensive Income

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended March 31
	2007	2006
		(as restated)
Revenues
Operating revenues	$1,983,840	$1,951,973
Investment and other income	65,540	50,087
Gain on stock issued by subsidiary	2,211	1,160
Net realized investment gains (losses)	62,509	(36)

	2,114,100	2,003,184

Expenses
Salaries and other personnel costs	647,296	641,385
Premiums retained by agents	552,195	592,474
Other operating expenses	494,986	436,732
Provision for title losses and other claims	140,138	115,744
Depreciation and amortization	63,416	48,133
Premium taxes	17,486	17,459
Interest	18,165	16,227

	1,933,682	1,868,154

Income before income taxes and minority interests	180,418	135,030
Income taxes	59,439	48,600

Income before minority interests	120,979	86,430
Minority interests	37,192	18,630

Net income	83,787	67,800

Other comprehensive income, net of tax
Unrealized gains (losses) on securities	4,514	(2,622)

Comprehensive income	$88,301	$65,178

Net income per share:
Basic	$0.87	$0.71

Diluted	$0.84	$0.69

Weighted average number of shares:
Basic	96,749	95,860

Diluted	99,144	98,687

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First American Reports Financial Results for the First Quarter 2007

Segment Information

(in thousands, except percentages)

(unaudited)

	For the Three Months Ended March 31
	Total revenues		Pretax (A)		Margins
	2007	2006	2007	2006	2007	2006
				(as restated)		(as restated)
Financial Services

Title Insurance and Services	$1,440,032	$1,463,720	$55,985	$78,836	3.9%	5.4%
Specialty Insurance	80,636	78,648	11,964	12,029	14.8%	15.3%

	$1,520,668	$1,542,368	$67,949	$90,865	4.5%	5.9%

Information Technology

Mortgage Information	$130,947	$136,569	$29,237	$28,481	22.3%	20.9%
Property Information	277,184	139,459	118,079	30,651	42.6%	22.0%
First Advantage	217,197	194,589	19,905	24,192	9.2%	12.4%

	$625,328	$470,617	$167,221	$83,324	26.7%	17.7%

(A)—Income before income tax, minority interest and corporate expenses

Contact:

Frank V. McMahon

Vice Chairman and Chief Financial Officer

The First American Corporation

(714) 250-4401 • fmcmahon@firstam.com

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